MIDWAY ANNOUNCES RESULTS OF ITS
2014 ANNUAL MEETING OF SHAREHOLDERS

June 19, 2014

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX; MDW:NYSE-MKT) announces the results of its 2014 Annual General and Special Meeting of Shareholders (the “Meeting”) held in Las Vegas, Nevada on June 18, 2014.

Election of Directors:

At the Meeting, all nominees listed in the management information and proxy circular for the Meeting were elected as directors of the Company. Detailed results of the vote by ballot are as follows:

Nominee	Votes For (Number)	Votes For (Percent)	Votes Withheld (Number)	Votes Withheld (Percent)
Kenneth A. Brunk	106,764,727	99.50%	535,551	0.50%
Martin M. Hale, Jr.	106,730,527	99.47%	569,751	0.53%
Roger A. Newell	106,767,727	99.50%	532,551	0.50%
Richard P. Sawchak	106,757,727	99.49%	542,551	0.51%
John W. Sheridan	106,769,027	99.50%	531,251	0.50%
Frank S. Yu	106,757,727	99.49%	542,551	0.51%
Nathaniel E. Klein	37,837,838	100.00%

June 19, 2014

Number of Directors:

At the Meeting, the shareholders approved a resolution to set the number of directors of the Company’s board of directors at seven. Detailed results of the vote by ballot are as follows: 138,303,578 votes for and 462,339 votes against setting the number of directors of the Company’s board of directors at seven.

Ratification of the Appointment of Auditors:

At the Meeting, the shareholders approved a resolution to ratify the appointment of KPMG LLP to serve as the Company’s auditor for the Company’s 2014 fiscal year, as follows: 140,101,768 votes for and 0 votes against ratifying the appointment of KPMG LLP as the Company’s auditor for the Company’s 2014 fiscal year.

Preferred Shares Rights Proposal:

Under the Side Letter, the Company agreed to seek shareholder approval to amend the Company’s Articles and Notice of Articles such that in the event the Company is unable to redeem the Company’s Series A Preferred Stock within two years from the redemption date, the Company will grant the Series A Preferred Holders the right, voting as a separate class (to the exclusion of the holders of all other securities and classes of common stock), to elect a majority of the Company’s board of directors. The common shareholders voted, as follows: 33,451,450 votes for and 36,010,390 votes against the proposal.

The resolution to approve the Preferred Shares Rights Proposal, requiring a two-thirds majority vote, was not approved, and under the terms of the Side Letter, the Company will be required to seek shareholder approval for the Preferred Shares Rights Proposal at each subsequent annual or special meeting of the Company’s shareholders until the shareholders approve the Preferred Shares Rights Proposal.

Detailed information related to the meeting is available on the Schedule 14A Proxy Statement and Amended Schedule 14A Proxy Statement filed with the United States Securities and Exchange Commission on April 28, 2014 and May 21, 2014, respectively, and available at www.sec.gov. The Report of Voting Results with respect to all matters voted upon at the Meeting will be available at SEDAR at www.sedar.com.

June 19, 2014

ON BEHALF OF THE BOARD

“Kenneth A. Brunk”

Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Exchange nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release. This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates, and the potential use of proceeds from this offering of Common Shares. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.